Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts:
Joele Frank / Matthew Sherman / Jeremy Jacobs
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
DATA DOMAIN COMMENTS ON UNSOLICITED OFFER FROM EMC
Santa Clara, Calif., June 4, 2009 — The Board of Directors of Data Domain (NASDAQ:DDUP) today commented on the unsolicited offer it has received from EMC Corporation (NYSE:EMC) to acquire all of the outstanding shares of Data Domain common stock for $30.00 per share in cash. Consistent with its fiduciary duties and in consultation with its financial and legal advisors, Data Domain’s Board is reviewing EMC’s offer. At this time, the Board is not making a recommendation with respect to the EMC offer. Data Domain requests that its stockholders defer making a determination whether to accept or reject EMC’s offer until Data Domain has communicated to stockholders its position regarding the tender offer from EMC. In accordance with Rule 14d-9 of the Securities Exchange Act of 1934, on or before June 16, 2009, Data Domain will communicate to stockholders its position regarding the tender offer from EMC. At this time, the Board is reaffirming the recommendation in favor of Data Domain’s merger with NetApp, Inc. (NASDAQ:NTAP) that is described in the Registration Statement on Form S-4 that NetApp has filed with the Securities Exchange Commission.
Qatalyst Partners is serving as financial advisor and Fenwick & West LLP is serving as legal counsel to Data Domain.
About Data Domain
Data Domain® is the leading provider of deduplication storage systems. Thousands of companies worldwide have purchased Data Domain systems to reduce storage costs and simplify data management. Data Domain delivers the performance, reliability and scalability to address the data protection and nearline storage needs of enterprises of all sizes. Data Domain products integrate into existing customer infrastructures and are compatible with leading enterprise backup and archive software products. To find out more about Data Domain, visit www.datadomain.com.
Additional Information and Where to Find It
NetApp has filed with the SEC a Registration Statement on Form S-4 in connection with the transaction, and Data Domain has filed with the SEC and will mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus contain important information about NetApp, Data Domain, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders are able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by NetApp and Data Domain through the web site maintained by the SEC at www.sec.gov and by contacting Data Domain Investor Relations at (408) 980-4909. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Data Domain’s website at www.datadomain.com.
Participants in the Acquisition of Data Domain
NetApp, Data Domain and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Data Domain stockholders in connection with the proposed transaction will be set forth in the Proxy Statement/Prospectus described above when it is filed with the

SEC. Additional information regarding NetApp’s executive officers and directors is included in NetApp’s definitive proxy statement, which was filed with the SEC on July 14, 2008, and additional information regarding Data Domain’s executive officers and directors is included in Data Domain’s Annual Report on Form 10-K/A for fiscal year ended December 31, 2008, which was filed with the SEC on April 30, 2009. You can obtain free copies of these documents from NetApp or Data Domain using the contact information above.
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